Exhibit 5.1

August 4, 2017

Clementia Pharmaceuticals Inc.

4150 Sainte-Catherine Street West, Suite 550

Montreal (Québec) H3Z 2Y5

Dear Sirs/Mesdames:

Re:     Clementia Pharmaceuticals Inc.: S-8 Registration Statement

This opinion is furnished to you in connection with the registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of 6,416,061 Common Shares (the “Shares”), no par value, in the capital of Clementia Pharmaceuticals Inc., a corporation governed by the Canada Business Corporations Act (the “Corporation”), issuable under the Corporation’s Third Amended and Restated Stock Option Plan, the Corporation’s Employee Stock Purchase Plan, and the Corporation’s 2017 Omnibus Plan, adopted on June 26, 2017, as these may be amended from time to time (each, a “Plan”, and collectively, the “Plans”).

We are familiar with the actions taken by the Corporation in connection with the adoption of the Plans. For purposes of our opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed relevant and necessary.

In reviewing the foregoing documents and in giving this opinion, we have assumed the legal capacity of all individuals, the genuineness of all signatures, the veracity of the information contained therein, the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, electronic, photostatic or facsimile copies.

We are qualified to practice law in the Province of Québec and this opinion is rendered solely with respect to the Province of Québec and the federal laws of Canada applicable in the Province of Québec.

Based and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares will have been issued and sold upon payment of the exercise price therefor in accordance with the terms of the applicable Plan, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours very truly,

/s/ Dentons Canada LLP

Dentons Canada LLP LLP